SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **OCEAN ENERGY INC.**, did on November 28, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 10, 2007.

ROSS MILLER
Secretary of State

By
Certification Clerk

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20070813377-38
Filing Date and Time
11/28/2007 7:32 AM
Entity Number
E0833272007-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Ocean Energy Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Corporate Creations Network Inc. Name 8275 South Eastern Avenue #200 — Las Vegas — Nevada 89123 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 75,000,000 — Par value per share: $ $.001 — Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Paul Rozenberg Name 2230 George C. Marshall #321 — Falls Church — VA — 22043 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be:
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Corporate Creations International Inc. — X Samantha Simons Name — Signature Samantha Simons, Asst. Secretary 11380 Prosperity Farms Road #221E — Palm Beach Gardens — FL — 33410 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X Valerie Hawk — November 28, 2007 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

Valerie Hawk, Asst. Secretary

This form must be accompanied by appropriate fees.